Exhibit 99.1

AGILE THERAPEUTICS ANNOUNCES DISTRIBUTION OF SERIES C PREFERRED STOCK TO ITS HOLDERS OF COMMON STOCK

PRINCETON, N.J., January 26, 2023 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (Nasdaq: AGRX), a women's healthcare company, today announced that its Board of Directors declared a dividend of one one-thousandth of a share of newly designated Series C Preferred Stock, par value $0.0001 per share, for each outstanding share of the Company’s common stock held of record as of 5:00 p.m. Eastern Time on February 6, 2023. The shares of Series C Preferred Stock will be distributed to such recipients at 5:00 p.m. Eastern Time on February 7, 2023. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of the Company’s common stock, as a single class, exclusively with respect to a reverse stock split, as well as any proposal to adjourn any meeting of stockholders called for the purpose of voting on the reverse stock split, and will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law. Subject to certain limitations, each outstanding share of Series C Preferred Stock will have 1,000,000 votes per share (or 1,000 votes per one one-thousandth of a share of Series C Preferred Stock).

All shares of Series C Preferred Stock that are not present in person or by proxy at the meeting of stockholders held to vote on the reverse stock split as of immediately prior to the opening of the polls at such meeting will automatically be redeemed by the Company. Any outstanding shares of Series C Preferred Stock that have not been so redeemed will be redeemed if such redemption is ordered by the Company’s Board of Directors or automatically upon the approval by the Company’s stockholders of an amendment to the Company’s certificate of incorporation effecting the reverse stock split at such meeting.

The Series C Preferred Stock will be uncertificated, and no shares of Series C Preferred Stock will be transferable by any holder thereof except in connection with a transfer by such holder of any shares of the Company’s common stock held by such holder. In that case, a number of one one-thousandths of a share of Series C Preferred Stock equal to the number of shares of the Company’s common stock to be transferred by such holder would be transferred to the transferee of such shares of common stock.

Further details regarding the Series C Preferred Stock will be contained in a report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol) transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website, Twitter account (@agilether), and LinkedIn account.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including our projections regarding our net revenue and operating expenses for 2023, statements regarding our ongoing and planned manufacturing and commercialization of Twirla®, the potential market acceptance and uptake of Twirla, including the increasing demand for Twirla in the fourth quarter of 2022 and 2023, our partnership with Afaxys and its ability to promote growth, our product supply agreement with Nurx and its ability to educate patients about Twirla, our connected TV (CTV) campaign and its ability to promote growth, our future plans with respect to additional commercial products, our ability to become cash flow positive, our prospects for future financing arrangements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully enhance the commercialization of and increase the uptake for Twirla, that factory sales for the fourth quarter of 2022 are not final and may be subject to change, the size and growth of the markets for Twirla and our ability to serve those markets, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla and our product candidates, the effects of the ongoing COVID-19 pandemic on our commercialization efforts, clinical trials, supply chain, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as on our potential customer base, our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mailto:mriley@agiletherapeutics.com